Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13A-14(A) AND 15D-14(A)

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Marc R. Schneebaum, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Madrigal Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MARC R. SCHNEEBAUM
Marc R. Schneebaum
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: April 30, 2019